EXHIBIT 99.1

Key Energy Services, Inc.

News Release

For Immediate Release:	Contact: Bill Austin
Wednesday, August 6, 2008	(713) 651-4300

KEY ENERGY ANNOUNCES JUNE 2008

QUARTERLY RESULTS

HOUSTON, TX, August 6, 2008 – Key Energy Services, Inc. (NYSE: KEG) announced its results for the quarter ended June 30, 2008. The Company’s earnings conference call will be held tomorrow at 10:00 a.m. EDT.

Second Quarter Results

Revenue for the quarter ended June 30, 2008 totaled $502.0 million, a new record for the Company, compared with revenue of $410.5 million for the quarter ended June 30, 2007. The increase in total revenue in the second quarter of 2008 versus the second quarter of 2007 was the result of strong performance in our Pressure Pumping and Fishing and Rental Tool segments, growth from the Company’s Mexico and cased-hole wireline operations, and the results of acquisitions made during the last nine months. Net income and earnings per diluted share for the second quarter were $44.0 million and $0.35, respectively, compared to $48.1 million and $0.36, respectively, in the second quarter of 2007. The second quarter earnings per diluted share represent a 29.6% increase over first quarter 2008 earnings per share of $0.27.

Adjusted EBITDA for the June 2008 quarter totaled $121.5 million, compared to $116.1 million for the June 2007 quarter and $107.1 million for the first quarter of 2008 (see reconciliation of net income to Adjusted EBITDA below). In addition, general and administrative costs decreased to 11.6% of revenue in the second quarter of 2008 from 13.7% in the second quarter of 2007. The Company anticipates that general and administrative expenses for all of 2008 will be less than 13% of revenue.

1301 McKinney Street, Suite 1800, Houston, TX 77010

During the second quarter, the Company acquired Western Drilling, LLC and Hydra-Walk, Inc. for total combined consideration of approximately $61.9 million. Total capital expenditures, excluding acquisitions, were $41.0 million for the quarter.

Commenting on the quarterly results, Dick Alario, Chairman and CEO, stated, “Record revenues in the second quarter were driven by our success in executing our growth strategies to acquire companies and assets, to expand existing capacity — domestically and internationally — and to add new services. We anticipate that the full effect of our acquisitions, combined with our July acquisition of the U.S. assets of Leader Energy Services and recently implemented price increases, position us for a strong second half. We continue to see new opportunities to deploy capital with attractive returns and anticipate strengthening in our markets in the second half of this year and into 2009. At this point in the year, we are comfortable tightening the range of our estimate of the 2008 full year earnings per diluted share to between $1.35 to $1.45 per share. ”

Share Repurchase Program

During the second quarter of 2008, the Company repurchased an approximately 1.8 million shares at an aggregate cost of approximately $27.0 million. From the inception of the Company’s share repurchase program in November, 2007 through July 31, 2008, the Company has repurchased approximately 10.1 million shares of its common stock, at an aggregate cost of approximately $137.5 million. The Company is authorized to repurchase up to $300.0 million of its common stock on or before March 31, 2009.

Conference Call

The Company will hold an investor conference call tomorrow, August 7, 2008, at 10:00 am EDT. To access the call, which is open to the public, please call the conference call operator at the following number: (888) 794-4637 and ask for the “Key Energy Conference Call.” International callers should dial (706) 679-7045. The conference call will also be available on the web. To access the webcast, go to www.keyenergy.com and select “Investor Relations.” A replay of the conference call will be available tomorrow afternoon beginning at 3:00 pm EDT and will be available for one week. To access the replay, please call (800) 642-1687. The access code for the replay is 58495085.

Quarterly operational activity data is provided in the table below:

	For the quarter ending
	June 30, 2008	March 31, 2008	June 30, 2007
Rig Hours	701,286	659,462	611,890
Trucking Hours	603,632	585,040	583,074

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(In thousands, except per share data)
	(Unaudited)
REVENUES:
Well Servicing	$379,959	$308,825	$728,837	$619,985
Pressure Pumping	91,952	77,289	173,804	151,366
Fishing and Rental	30,092	24,397	55,761	48,079

TOTAL REVENUES	502,003	410,511	958,402	819,430

COSTS AND EXPENSES:
Well Servicing	241,634	177,304	453,385	352,832
Pressure Pumping	62,837	47,410	116,616	93,943
Fishing and Rental	18,017	13,509	34,128	26,960
Depreciation and amortization	42,271	30,684	82,247	60,298
General and administrative	58,249	56,154	125,981	108,217
Interest expense, net of amounts capitalized	10,079	8,968	20,119	18,317
Gain on sale of assets, net	(360)	(703)	(626)	(453)
Interest income	(182)	(1,798)	(690)	(3,737)
Other (income) expense, net	(1,789)	512	(912)	(112)

TOTAL COSTS AND EXPENSES, NET	430,756	332,040	830,248	656,265

Income before income taxes	71,247	78,471	128,154	163,165
Income tax expense	(27,446)	(30,335)	(49,903)	(62,838)
Minority interest	211	—	245	—

NET INCOME	$44,012	$48,136	$78,496	$100,327

EARNINGS PER SHARE:
Basic	$0.35	$0.37	$0.62	$0.76
Diluted	$0.35	$0.36	$0.61	$0.75

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	124,448	131,627	126,207	131,628
Diluted	126,521	134,140	127,914	134,028

	June 30, 2008	December 31, 2007
	(In thousands)
	(Unaudited)
Selected Balance Sheet Data:
Current assets:
Cash and cash equivalents	$45,459	$58,503
Short-term investments	8	276
Accounts receivable, net of allowance for doubtful accounts	395,079	343,408
Other current assets	74,093	85,678

TOTAL CURRENT ASSETS	$514,639	$487,865

Current liabilities:
Accounts payable	$19,952	$35,159
Accrued liabilities and accrued interest	230,216	187,259
Current portion of long-term debt, capital lease obligations and notes payable—related parties	11,083	12,379

TOTAL CURRENT LIABILITIES	$261,251	$234,797

Long-term debt, less current portion	$525,000	$475,000
Capital lease obligations, less current portion	13,840	16,114
Notes payable—related parties, less current portion	20,500	20,500
Deferred tax liability	160,786	160,068
Non-current accrued expenses	64,707	63,349
Minority interest	—	251
Stockholders’ equity	$891,677	$888,998

	Six Months Ended June 30,
	2008	2007
	(In thousands)
	(Unaudited)
Selected Cash Flow Data:
Net cash provided by operating activities	$162,084	$148,640
Net cash used in investing activities	(131,296)	(169,266)
Net cash used in financing activities	(44,462)	(7,357)
Effect of changes in exchange rates on cash	630	(305)
Net decrease in cash and cash equivalents	(13,044)	(28,288)
Cash and cash equivalents, beginning of period	58,503	88,375
Cash and cash equivalents, end of period	$45,459	$60,087
Short-term investments	$8	$114,975

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES:

SUPPLEMENTAL DATA	Three Months Ended June 30,		Three Months Ended March 31,
Reconciliation of Net Income to Adjusted EBITDA	2008	2007	2008
	(In thousands)
	(Unaudited)
Net Income	$44,012	$48,136	$34,484
Income tax expense	27,446	30,335	22,457
Gain on sale of assets, net	(360)	(703)	(266)
Other (income) expense, net	(1,789)	512	877
Interest income	(182)	(1,798)	(508)
Interest expense, net of amounts capitalized	10,079	8,968	10,040
Depreciation and amortization expense	42,271	30,684	39,976
Adjusted EBITDA	$121,477	$116,134	$107,060

“Adjusted EBITDA” is defined as net income before interest, taxes, depreciation and amortization, other expense (income), and (gain) losses on sale of assets. Management does not include (gain) loss on sale of assets and other expense (income), net, in its calculations of Adjusted EBITDA, as it believes that they are either non-recurring or not representative of our core operations. Other expense (income), net generally represents our minority investment in IROC Energy Services, Corp. and foreign currency transaction gains and losses. As a minority shareholder in IROC, we cannot directly impact the performance of that investment. Further, management believes that most investors exclude (gain) loss on sale of assets, net from customary EBITDA calculations as that item is often viewed as non-recurring and not reflective of ongoing financial performance.

Adjusted EBITDA is a non-GAAP measure that is used as a supplemental financial measure by our management and directors and by external users of our financial statements, such as investors, to assess:

•	The financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

•	The ability of our assets to generate cash sufficient to pay interest on our indebtedness; and

•	Our operating performance and return on invested capital as compared to those of other companies in the well services industry, without regard to financing methods and capital structure.

Adjusted EBITDA has limitations as an analytical tool and should not be considered an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA excludes some, but not all, items that affect net income and operating income and these measures may vary among other companies. Limitations to using Adjusted EBITDA as an analytical tool include:

•	Adjusted EBITDA does not reflect our current or future requirements for capital expenditures or capital commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements necessary to service interest or principal payments on our debt;

•	Adjusted EBITDA does not reflect income taxes;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Certain statements contained in this news release constitute “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company, the Company’s industry, management’s beliefs and certain assumptions made by management. Whenever possible, the Company has identified these “forward-looking statements” by words such as “expects,” “believes,” “anticipates” and similar phrases. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: risks that the Company will be unable to identify or complete acquisitions and that it will be unable to integrate acquired operations; risks affecting the ability of the Company to maintain or improve operations, including the ability to maintain prices, or implement and maintain price increases, the impact of new rigs coming into the market and weather risk; the risk of changes in interest rates which could affect interest expense; and risks that the Company will be unable to achieve financial targets or cost reductions; factors affecting the Company’s stock repurchase program, including, among others, the market price of the company’s stock prevailing from time to time, the nature of other investment opportunities presented to the company from time to time, the company’s cash flows from operations, availability under the Company’s revolving credit facility, and general economic conditions; and risks affecting activity levels for rig hours including the risk that commodity prices decline or the risk that capital budgets from the Company’s customers decrease. Readers should also refer to the section entitled “Risk Factors” in the 2007 Annual Report on Form 10-K filed February 29, 2008 for a discussion of risks to which the Company is subject. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.